Exhibit (p)

CONFIDENTIAL
Do Not Copy or Circulate

A T Fund of Funds TEI,
a Delaware statutory trust

Subscription Booklet

This Subscription Booklet is used for the private offering of shares of beneficial interest (“Shares”) in A T Fund of Funds TEI.  Shares are available only to certain persons who are tax-exempt or tax-deferred investors and who are Accredited Investors under the Securities Act of 1933, as amended, and Qualified Clients under Rule 205-3 of the Investment Advisers Act of 1940, as amended.

If you decide not to participate in this offering, please return this Subscription Booklet and all other documentation to
A T Funds, LLC
c/o [               ]

Re: PPM No. _______

A T Fund of Funds Subscription Booklet

TABLE OF CONTENTS

Page

SUBSCRIPTION INSTRUCTIONS		1
PRIVACY NOTICE		3
SUBSCRIPTION AGREEMENT		4
TERMS AND CONDITIONS OF SUBSCRIPTION AGREEMENT		5
CONFIDENTIAL INVESTOR QUESTIONNAIRE		11
PURCHASER REPRESENTATIVES		XX
GLOSSARY		XX
EXHIBIT A	CERTIFICATE OF PARTNERSHIP INVESTOR	XX
EXHIBIT B	CERTIFICATE OF TRUST INVESTOR	XX
EXHIBIT C	CERTIFICATE OF CORPORATE INVESTOR	XX
EXHIBIT D	CERTIFICATE OF LIMITED LIABILITY COMPANY INVESTOR	XX
EXHIBIT E	ADDITIONAL SUBSCRIPTION FORM	XX

A T Fund of Funds Subscription Booklet – Page -i-

A T FUND OF FUNDS TEI
Subscription Instructions

This Subscription Booklet contains documents that must be executed and returned if you wish to invest in A T Fund of Funds TEI, a Delaware statutory trust (the “Fund”).  You should consult your own legal counsel, accountant or financial adviser as to legal, tax and related matters concerning an investment in the Fund and its suitability for you.

Confidentiality:  Information furnished in this Subscription Booklet will be kept strictly confidential, except that A T Funds, LLC, the investment adviser (the “Adviser”) of the Master Fund  (as that term is defined in the Fund’s Private Placement Memorandum) and other agents supplying legal, administration, subadministration, transfer agency and other services on behalf of the Fund, may present the information to regulatory bodies or other parties as may be appropriate to establish the availability of exemptions from certain securities law registration requirements or the compliance of the Fund and this offering with applicable securities laws and also record and maintain the information required to process your subscription.

Important Information for Opening Your Account:  To help the government fight the funding of terrorism and money laundering activities, Federal law requires financial institutions to obtain, verify and record information that identifies each person who opens an account.  This Subscription Booklet will ask you for your name, address, social security number or tax identification number, and other information or documents that will allow us to identify you.  This information is subject to verification.  By signing and submitting the Subscription Agreement, you give the Fund and its agents permission to collect information about you from third parties, including information available in public and private databases such as consumer reports from credit reporting agencies, which will be used to help verify your identity.  If you do not provide the requested information, we may not be able to open your account.  If we open your account but are unable to verify your identity, we reserve the right to take such other steps as we deem reasonable, including closing your account and repurchasing your shares in the Fund at the net asset value next calculated after the Fund decides to close your account.

Steps to Investing in the Fund

STEP 1.  Checklist.  Use the applicable checklist to ensure that you have provided all the required information.

❑
Read this entire Subscription Booklet, including the Terms and Conditions and Subscription Agreement, as well as the Private Placement Memorandum and the Fund’s Agreement and Declaration of Trust (the “Trust Agreement”) (separately attached) carefully;

❑	Fill out the Confidential Investor Questionnaire starting on page 11;

❑
Sign the Subscription Agreement.  By signing the Subscription Agreement, the Investor is agreeing to the Private Placement Memorandum, the Trust Agreement and the Subscription Agreement (including the Terms and Conditions);

A T Fund of Funds Subscription Booklet – Page 1

❑
Return the Subscription Booklet to the Fund (See Step 2).  If your subscription is accepted, the Adviser will countersign your Subscription Agreement to confirm your admission to the Fund and will send you a copy of the signature page bearing the Adviser’s signature;

❑	If this is an additional investment in the Fund, complete and return the attached Additional Subscription Form in the form attached as Exhibit E;

❑	Send the Fund a wire in the appropriate amount (See Step 3); and

❑	Maintain copies of all signed documents for your records.

STEP 2.  Returning the Subscription Agreement.  Once you have provided the required information, please send the signed documents to the following address:

[                       ]

STEP 3.  Sending your Investment into escrow.

By Wire.  To invest, you must wire funds by following these wire instructions:

Name of Bank:                              [                       ]

ABA #:                                           [                       ]

For credit toAccount #:                [                       ]

Reference:                                     [                       ]

STEP 4.  Contact Information.  Please contact the [                       ] at [                       ] at [                       ] if you have any questions.

A T Fund of Funds Subscription Booklet – Page 2

PRIVACY NOTICE

Maintaining the confidentiality of your personal financial information is very important to us.

INFORMATION WE COLLECT.  We may collect several types of nonpublic personal information about you, including:

•	Information from forms you fill out and send to us in connection with your investment in the Fund (such as your name, address, and social security number).

•	Information you give us orally

•	Information about the amounts you have invested in the Fund

•	Information about any bank account you use for transfers between your bank account and the Fund.

INFORMATION WE SHARE.  We do not sell your personal information and we do not disclose it to anyone except as permitted or required by law.  For example, we may share information we collect about you with our independent auditors in the course of the annual audit of the Fund.  The Fund may share this information with the Adviser and its other agents, its legal counsel and with regulators as it deems appropriate.  Additionally, a copy of your tax Form K-1 is included in the Fund’s tax return filed with the Internal Revenue Service.  Finally, we may disclose information about you at your request (for example, by sending duplicate account statements to someone you designate), or as otherwise permitted or required by law.

INFORMATION SECURITY.  Within the Adviser and the Fund’s other agents, access to information about you is restricted to those employees and agents who need to know the information to service your account or to audit and compliance personnel.  They are trained to follow our procedures to protect your privacy and are instructed to access information about you only when they have a business reason to obtain it.

CHANGES TO OUR PRIVACY POLICY.  We reserve the right to change our privacy policy in the future, but we will not disclose your nonpublic personal information as required or permitted by law without giving you an opportunity to instruct us not to.

QUESTIONS.  For questions about our privacy policy, or for additional copies of this notice, please call us at (800) 441-7288.

A T Fund of Funds Subscription Booklet – Page 3

A T FUND OF FUNDS TEI
Subscription Agreement

I.	Proposed Investment

The Investor hereby agrees to invest the following total amount in Shares:  $_________

II.	Representations And Warranties; Signature

The Investor represents and warrants that the information provided above is true and correct in all material respects.  By signing below, the Investor agrees to become Shareholder of the Fund under the terms and conditions of the Private Placement Memorandum, the Trust Agreement, the Subscription Agreement and all other applicable documents annexed thereto, which are incorporated herein by this reference.  The Investor has received and read each such instrument.  In addition, the Investor agrees to deliver to the Adviser, if requested, a copy of any documentation necessary to establish the authority of the person signing this document on behalf of the Investor (e.g., corporate articles of incorporation, bylaws and authorizing resolutions; partnership agreement; operating agreement; declaration of trust).  Each person signing below represents and warrants that he or she has all requisite power and authority to execute this document (and through it, the Subscription Agreement) on behalf of the Investor.

The undersigned certifies under penalties of perjury that the Social Security Number, or Taxpayer Identification Number, if any, shown on this Confidential Investor Questionnaire is the correct number, or the undersigned is waiting for a number to be issued.  The undersigned is not subject to backup withholding because of:  (a) an exemption from backup withholding, or (b) no notification that the undersigned is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified the undersigned that the undersigned is no longer subject to backup withholding.
❑  Check this box if the IRS has informed you that you are subject to backup withholding.

❑  Check this box if you are a U.S. person (including a U.S. resident alien).

❑  Check this box if you have provided the withholding agent (see Glossary) with a Form W-8BEN (see Glossary) to (i) establish that you are a foreign person, (ii) claim that you are the beneficial owner of the income for which Form W-8BEN was provided, and (iii) if applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United  States has an income tax treaty.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE FOR INDIVIDUAL INVESTOR:	SIGNATURE FOR PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY INVESTOR:
(Signature)	(Signature)
(Print Name)	(Print Name of Investor)
(Signature of Joint Investor, if any)	(Title of Person Signing)
Date:	Date:

ACCEPTED: A T Fund of Funds TEI By: Name: Title:	Date: _________________________

A T Fund of Funds Subscription Booklet – Page 4

 A T FUND OF FUNDS TEI
Terms and Conditions of Subscription Agreement

The following provisions, together with the Agreement and Declaration of Trust (the “Trust Agreement”) of A T Fund of Funds TEI, a Delaware statutory trust (the “Fund”), and the Private Placement Memorandum with respect to the Fund, are the terms and conditions on which Investors in the Fund subscribe for shares of beneficial interest of the Fund (“Shares”) and apply to become Investors in the Fund. Each prospective Investor in the Fund accepts these terms and conditions by signing the signature page to such prospective Investor’s Confidential Investor Questionnaire (the “Questionnaire”). These terms and conditions are sometimes referred to, collectively with the Questionnaire, as the “Agreement” or the “Subscription Agreement.”

1.
Agreement to Subscribe for Shares.  The undersigned (“Subscriber”) hereby offers to purchase Shares of the Fund in the amount set forth on the signature page to the Subscriber’s Questionnaire.  Subscriber agrees that (a) the Fund or the Fund’s investment adviser, A T Funds, LLC (the “Adviser”), may reject Subscriber’s offer to purchase Shares for any reason; (b) as of the date designated by the Adviser when (if at all) the Adviser accepts this Subscription Agreement and Subscriber’s subscription funds on behalf of the Fund, Subscriber shall become obligated under the terms and conditions of this document and of the Trust Agreement as an Investor; and (c) by executing the signature page of the Questionnaire, Subscriber agrees to be bound by those terms and conditions.

2.
Independent Determination and No Investment Advice Given.  Subscriber acknowledges and represents that neither the Adviser nor any other agent of the Fund has provided any advice to Subscriber about whether to subscribe for Shares in the Fund.  Subscriber has requested and received from the Adviser all information that Subscriber, after due inquiry, deemed relevant to subscribing for Shares in the Fund.  Subscriber has taken into account that there is a risk of loss of this investment, and that this investment will be relatively illiquid so that invested funds will not be readily available.  Taking into account these factors and all other factors relating to the Fund, Subscriber has independently concluded that this investment is suitable for Subscriber.

3.
Representations, Warranties and Agreements.  Subscriber hereby represents and warrants as follows, with the understanding that the Fund and Adviser will rely on the accuracy of these representations to establish the eligibility of this offering for certain registration exemptions under federal and state securities laws, and to enable the Fund to comply with certain other laws and regulations:

(a)
Shares Not Registered.  Subscriber understands that the Fund’s offer and its sale to Subscriber of Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under state securities laws, because, among other reasons, the Shares are being offered and sold in a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act.  Subscriber understands that no federal or state agency has passed on the merits or fairness of this investment.

A T Fund of Funds Subscription Booklet – Page 5

(b)
Shares Acquired for Investment.  Subscriber is acquiring the Shares with Subscriber’s own funds and for Subscriber’s own account (or for a designated custodial or trust account, if Subscriber is a custodian or trustee) for investment and not with a view to the distribution of any interest therein.  No other person will own any part of Subscriber’s Shares or have any right to acquire such a part.

(c)
Review of Offering Materials and Independent Advice.  Subscriber has carefully reviewed the Trust Agreement and the Private Placement Memorandum and has discussed with Company representatives any questions Subscriber may have had as to such materials or the Fund or the business, operations or financial condition of the Fund or the Adviser.  Subscriber understands the risks of this investment and the conflicts of interest to which the Adviser will be subject.  Subscriber has consulted with Subscriber’s own legal, accounting, tax, investment and other advisers in connection with this investment, to the extent that Subscriber has deemed necessary.

(d)
Offer Made Privately.  The Fund’s offer of Shares was privately communicated to Subscriber.  At no time has Subscriber received information concerning this offering or the Fund or the Adviser from any newspaper, magazine, television or radio broadcast, leaflet or other advertisement, public promotional meeting or any other form of general advertising or general solicitation.

(e)
Subscriber Able to Bear Risks and Protect Own Shares.  Subscriber is able to bear the economic risks associated with this investment, including that there is no market for the Shares and the possibility that some or all of the amount invested may be lost if the Fund is not successful.

(f)	Representations, Warranties and Agreements. Subscriber hereby represents, warrants and agrees as follows:

(1)	Subscriber has or will have substantial business activities or investments other than its investment in the Fund and was not specifically formed for the purpose of purchasing Shares;

(2)	less than 40% of Subscriber’s assets will be invested in the Fund, and Subscriber was not formed and is not operated for the purpose of investing in the Fund;

(3)
under Subscriber’s governing documents and in practice, Subscriber’s investment decisions are based on the investment objectives of Subscriber and its owners generally, not on the particular investment objectives of any one or more of its owners; and

(4)
under Subscriber’s governing documents and in practice, the participation of each owner of Subscriber in each investment made by Subscriber is based on the owners’ ownership percentages or on some other allocation provision that (a) does not result in varying levels of participation among owners based on the nature, amount or other characteristics of a particular investment; and (b) cannot be varied for particular investments made by Subscriber as a result of any election or other decision by any such owner

A T Fund of Funds Subscription Booklet – Page 6

in connection with a particular investment, any exercise of judgment or discretion made by Subscriber’s investment decision maker(s) in connection with a particular investment, or any other reason.

(g)
Authority.  Subscriber is duly authorized to enter into this Subscription Agreement (including the power of attorney granted herein), and the person signing this Subscription Agreement on behalf of Subscriber is authorized to do so, under all applicable governing documents (e.g., partnership agreement, trust instrument, pension plan, certificate of incorporation, bylaws, operating agreement).  Each individual who may participate in Subscriber’s investment decision is over twenty one years of age (or the age of majority in such individual’s state of residence).  This Subscription Agreement constitutes a legal, valid and binding agreement of Subscriber enforceable against Subscriber in accordance with its terms.

(h)
Taxpayer Identification Number, No Back up Withholding, Not a Foreign Entity.  Under penalty of perjury, Subscriber certifies that the taxpayer identification number, if any, being supplied herewith by Subscriber is Subscriber’s correct taxpayer identification number and that Subscriber is not subject to backup withholding under Section 3406(a)(1)(c) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  Subscriber represents and warrants that (1) Subscriber is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and Regulations thereunder; and (2) if Subscriber hereafter becomes such a foreign entity, Subscriber shall notify the Adviser within 60 days thereafter.

(i)
USA PATRIOT ACT.   Subscriber desires to invest in the Fund for legitimate, valid and legal business and/or personal reasons and not with any intent or purpose to violate any law or regulation.  The funds to be used to invest in the Fund are derived from legitimate and legal sources, and neither such funds nor any investment in the Fund (or any proceeds thereof) will be used by Subscriber or by any person associated with Subscriber to finance any terrorist or other illegitimate, illegal or criminal activity.  If Subscriber is an investment entity, then Subscriber hereby represents, warrants and agrees that Subscriber has in place, and shall maintain, an appropriate anti money laundering program that complies in all material respects with all applicable laws, rules and regulations (including, without limitation, the USA PATRIOT ACT) and that is designed to detect and report any activity that raises suspicion of money laundering activities, and Subscriber further represents, warrants and agrees that Subscriber has obtained all appropriate and necessary background information regarding its officers and beneficial owners to enable Subscriber to comply with all applicable laws, rules and regulations respecting anti money laundering activities.

(j)
Tax-Exempt or Tax-Deferred Status. The Investor represents that its status under the Internal Revenue Code is that of a person who is tax-exempt or tax-deferred because the Investors is: (1) a pension, profit-sharing, or other employee benefit trust that is exempt from taxation under Section 501(a) of the Internal Revenue Code, by reason of qualification under Section 401 of the Internal Revenue Code; (2) an employee benefit plan or other program established

A T Fund of Funds Subscription Booklet – Page 7

pursuant to Sections 403(b), 408(k) or 457 of the Internal Revenue Code; (3) a qualified deferred compensation plan established by a corporation, partnership, non-profit entity or state or local government, or government-sponsored program; (4) a foundation, endowment or other exempt organization under Section 501(c) of the Internal Revenue Code (other than an organization exempt under Section 501(c)(1) of the Internal Revenue Code); (5) an individual retirement account (“IRA”) (e.g., a regular IRA, a spousal IRA for a non-working spouse, a Roth IRA or rollover IRA) or a Plan established pursuant to Section 403(b)(7) of the Internal Revenue Code; or (6) a state college or university.

4.	Employee Benefit Plan Subscribers.

(a)
Definitions.  In this section 8, (i) “Employee Benefit Plan” means any “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not such plan is subject to ERISA, and any “plan” as defined in section 4975(e)(1) of the Internal Revenue Code; (ii) “25%-Plan-Owned Subscriber” means any Subscriber that is not itself an Employee Benefit Plan but that has 25% or more of any class of equity interests owned (directly or indirectly) by one or more Employee Benefit Plans; and (iii) “Plan Investor” includes Subscriber itself if Subscriber is an Employee Benefit Plan or, if Subscriber is instead a 25%-Plan-Owned Subscriber, includes each Employee Benefit Plan that directly or indirectly owns any class of Subscriber’s equity interests.

(b)
Representations, Warranties and Agreements.  If Subscriber is either an Employee Benefit Plan or a 25%-Plan-Owned Subscriber, then the person executing this Agreement on behalf of Subscriber (the “Signer”) represents, warrants and agrees as follows on behalf of the Plan Investor(s):

(1)
Independent Determination.  The Signer has independently determined, as to the Plan Investor(s), that this investment satisfies all requirements of section 404(a)(1) of ERISA, and that this investment will not be prohibited under any of the provisions of section 406 of ERISA or section 4975(c)(1) of the Internal Revenue Code.  The Signer has requested and received from the Adviser all information that the Signer, after due inquiry, deemed relevant to such determinations.  Signer has taken into account that there is a risk of loss of this investment, and that this investment will be relatively illiquid so that invested funds will not be readily available for the payment of employee benefits.  Taking into account these factors and all other factors relating to the Fund, the Signer has concluded that this investment is an appropriate part of the overall investment program of the Plan Investor(s).

(2)
Agreement to Give Notice of Certain Changes.  Promptly after Subscriber obtains knowledge thereof, the Signer will notify the Adviser in writing of (i) any termination, substantial contraction, merger or consolidation, or transfer of assets of any Plan Investor; (ii) any amendment to the governing instrument(s) of a Plan Investor that materially affects the investments of such Plan Investor or the authority of any named fiduciary or investment manager to authorize investments by

A T Fund of Funds Subscription Booklet – Page 8

such Plan Investor; and (iii) any change in the identity of any named fiduciary or investment manager (including the Plan Investor itself) who has authority to approve investments for any Plan Investor.

(3)
No Investment Advice Given.  The Signer acknowledges that neither the Adviser nor any of its Affiliates provided any investment advice to Subscriber (or, to the Signer’s knowledge, to any other Plan Investor) with respect to the Fund and none of such parties provides any investment advice to Subscriber (or, to the Signer’s knowledge, to any other Plan Investor) that serves as the primary basis of any investment decisions Subscriber makes as to any of its assets (or that such other Plan Investor(s), as the case may be) that would be invested in the Fund.

(4)
Limit on Fiduciary Responsibilities.  If the Adviser, or equity owner, employee, agent, or Affiliate of the Adviser, is ever held to be a fiduciary of Subscriber or any other Plan Investor, then, in accordance with sections 405(b)(1), 405(c)(2) and 405(d) of ERISA, the fiduciary responsibilities of that person shall be limited to the person’s duties in administering the business of the Fund, and the person shall not be responsible for any other duties to Subscriber or such other Plan Investor, specifically including evaluating the initial or continued appropriateness of this investment in the Fund under section 404(a)(1) of ERISA.

(c)
Additional Representations and Warranties.  If Subscriber itself is an Employee Benefit Plan, then the Signer further represents and warrants that (i) the Signer is an authorized fiduciary of Subscriber, with full authority under the terms of Subscriber’s governing instrument(s) and, if applicable, the agreement pursuant to which the Signer has been engaged by Subscriber, to cause Subscriber to purchase Shares; and (ii) this investment has been duly approved by all other fiduciaries of Subscriber whose approval is required, if any, and this investment is not prohibited by ERISA or prohibited or restricted by any provision of Subscriber’s governing instrument(s) or of any related agreement or instrument.

5.
Transfer Restrictions.  Subscriber understands that, except to the extent the Fund offers to repurchase Shares as described in the Private Placement Memorandum, Subscriber must hold the Shares indefinitely, that no market will ever develop for the Shares, and that transfers of Shares are subject to further restrictions as described in the Private Placement Memorandum.  Subscriber agrees that (1) Subscriber will not attempt to transfer the Shares in violation of these transfer restrictions; (2) the Fund may note these transfer restrictions in its records and refuse to recognize any transfer which violates these transfer restrictions, or any proposed transfer for which the Fund has not received an acceptable opinion of counsel stating that the proposed transfer will not violate these transfer restrictions; and (3) if the Fund ever issues a certificate evidencing the Shares, one or more legends required under federal and/or applicable state securities laws and regulations may be imprinted thereon.  One of such legends shall read substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

A T Fund of Funds Subscription Booklet – Page 9

STATEMENT UNDER SAID ACT OR AN OPINION OR OTHER EVIDENCE SATISFACTORY TO THE FUND THAT SUCH REGISTRATION IS NOT REQUIRED.”

6.
Indemnification.  Subscriber agrees to indemnify and hold harmless the Fund, the Adviser, the Subadviser, Allegiance Investment Management, LLC, the Fund’s administrator (the “Administrator”), and the Fund’s subadministrator, fund accounting agent and transfer agent, and each of their employees, agents, attorneys and affiliates, from and against any and all loss, liability, claims, damage, and expense (including any expense reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) related to any false representation or warranty or any breach of agreement by Subscriber contained herein or in any other document furnished by the Subscriber to the Fund or its agents in connection with this transaction.

7.
Power of Attorney.  Subscriber hereby irrevocably constitutes and appoints each of the Adviser and the Board of Trustees of the Fund as Subscriber’s true and lawful attorneys in-fact, with full power and authority in Subscriber’s name, place and stead to execute, deliver, certify, acknowledge, swear to, file, record and publish all documents and other instruments described in Section 8.2 of the Trust Agreement entitled “Power of Attorney,” which is hereby incorporated in this paragraph by this reference.

8.
Agreement Binding on Subscriber’s Successors.  The representations, warranties and agreements in this Subscription Agreement shall be binding on Subscriber’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Fund, the Adviser and the Fund’s other agents.

9.
Arbitration.  Any controversy between Subscriber and the Fund or the Adviser, Subadviser or Administrator, or the Fund’s other agents, involving the Fund, this Agreement, or the Trust Agreement shall be submitted to arbitration on the request of any party to any such controversy in the County of Los Angeles, California, or in the county and state in which the Adviser maintains its principal office at the time such request is made.  Any arbitration under this Agreement shall be conducted in accordance with the rules, then applying, of JAMS.  Any arbitration panel appointed by JAMS shall consist of at least three individuals, at least one of whom shall have experience in the securities business.  The award of the arbitrators shall be final and binding on the parties, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction.  This agreement to arbitrate does not entitle any party to arbitrate claims that would be barred by the applicable statute of limitations if such claims were brought in a court of competent jurisdiction.  If at the time a demand for arbitration is made, the claims sought to be arbitrated would have been barred by the relevant statute of limitations or other time bar, any party may assert the limitations as a bar to the arbitration by applying to any court of competent jurisdiction.  The failure to assert such bar by application to a court, however, will not preclude its assertion before the arbitrators.  By signing this Agreement, Subscriber agrees to waive his or her or its right to seek remedies in court, including any right to a jury trial; provided, however, that nothing in this paragraph will constitute a waiver of any right any party to this Agreement may have to choose a judicial forum to the extent such a waiver would violate applicable law.

A T Fund of Funds Subscription Booklet – Page 10

10.	Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to any conflict or choice of law provisions of that State.

A T Fund of Funds Subscription Booklet – Page 11

 A T FUND OF FUNDS TEI
Confidential Investor Questionnaire

I.	Investor Information

Please provide information as to the Investor, not the person completing this Questionnaire on the Investor’s behalf.

A.	Contact Information.

Name:
Today’s Date:
Principal Place of Business:
Street City Zip+4 Country
Mailing Address:
(if different than above)	Street City Zip+4 Country
Telephones:	( )_________________ ( )_________________
Business Facsimile
Website Address (if any):	www.____________________________________________ ._____

B.	Other Required Information.

State or jurisdiction in which incorporated or formed:
Date of incorporation or formation:
Tax Identification Number:
Required
Source of investment funds:
Purpose of investment:

Banking Relationships:

(a) Principal Bank, Location and Account Numbers:

(b) Bank, Location and Account Number from which investment in the Fund will be wired:

(c) Upon repurchase of your shares of the Fund, proceeds shall be paid:

❑	By check
OR
❑	By wire transfer

A T Fund of Funds Subscription Booklet – Page 12

  If by wire transfer, please provide the following information, otherwise proceeds shall be paid by check.

Bank Name:
ABA Routing Number:
Credit to:
Account No.:
For further credit to:
Names on the Account:
Reference:

Direct Owners/Executive Officers:

(a) Name, Title, Address and Phone Numbers:

(b) Authorized Client Contacts:

(1) Name, Address, Phone:

(2) Title/Relationship:

For Accounts Held in the Name of an Intermediary:

(a) Identity of Beneficial Owners of the Account:

Source of Referral/Introduction:

References:

In the past five years, was the entity, its affiliates, one of its owners, employees or executives:

(a) Convicted of, or pled guilty or nolo contendere to, any felony in a domestic or foreign court?

(b) Charged with any felony?

A T Fund of Funds Subscription Booklet – Page 13

(c) Disciplined and/or sanctioned by any federal, state or foreign regulatory authority?

(d) Filed for bankruptcy in any country?

(e) Denied or had suspended or revoked a license or permit to engage in any business or profession in any jurisdiction or country?

PLEASE COMPLETE ATTACHED EXHIBIT A, B, C OR D, AS APPROPRIATE.

C.	Primary Contact.

Name of primary Investor contact:
Current position or title:
Telephones:	( )_________________ ( )_________________ ( )_________________
Business Facsimile Mobile/Cellular

Email Address:	___________________@_________________________ ._____*

D.	Authorized Individual.

Name of person executing this Confidential Investor Questionnaire:
Current position or title:
Telephones:	( )_________________ ( )_________________ ( )_________________
Business Facsimile Mobile/Cellular

Email Address:	___________________@_________________________ ._____*

E.	Type of Investor or Proposed Form of Ownership. (Please check appropriate box)

☐Corporation	☐Employee Benefit Plan
☐Partnership	☐Pension Plan
☐Limited Liability Company	☐Profit Sharing Plan
☐Trust	☐Other:_______________________

*	By providing an email address, consent is hereby given to receive email communications from the Fund.

F.	Duplicate Statements.

  If duplicate statements should be sent to an accountant or other adviser, provide the following information for each person authorized to receive them:

Name:

A T Fund of Funds Subscription Booklet – Page 14

Business Address:
Telephones:	( )_________________ ( )_________________ ( )_________________
Business Facsimile Mobile/Cellular

Email Address:	___________________@_________________________ ._____*

G.	General Solicitation.

Please indicate whether you have received any information concerning this offering of Shares or the Fund from any newspaper, magazine, television or radio broadcast, leaflet or other advertisement, Internet web site, public promotional meeting or any other form of general advertising or general solicitation.

Yes           No           (please circle the appropriate response)

II.	Investor Accreditation

Shares will be sold only to Investors who are “Accredited Investors” (as defined in Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act).  Please indicate the basis of Accredited Investor status of the Investor by checking the applicable statement or statements.

❑	Corporations or partnerships. A corporation, partnership, or similar entity that has at least $5 million of assets and was not formed for the specific purpose of acquiring Shares.

❑	Revocable trust. A trust that is revocable by its grantors and each of whose grantors is a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million.

❑
Participant-directed employee benefit plan.  A participant-directed employee benefit plan (e.g., many 401(k) plans), investing at the direction of and for the account of a participant whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million.

❑
ERISA plan.Other than a participant-directed plan, an employee benefit plan within the meaning of Title I of ERISA (i) with total assets of at least $5 million or (ii) for which investment decisions (including the decision to purchase Shares) are made by a bank, registered investment adviser, savings and loan association or insurance company.

❑
Government benefit plan.  A plan established and maintained by a state, its political subdivisions (e.g., municipalities), or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets of at least $5 million.

❑
Irrevocable trust.  A trust (other than an ERISA employee benefit plan) that (i) is not revocable by its grantor(s), (ii) has at least $5 million of assets, (iii) was not formed for the specific purpose of acquiring Shares of the Fund and (iv) is directed by a person who has such knowledge and experience in financial and

A T Fund of Funds Subscription Booklet – Page 15

business matters that such person is capable of evaluating the merits and risks of an investment in the Fund.

❑
Non-profit entity.  An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), with total assets in excess of $5 million (including endowment, annuity and life income funds), as shown by the organization’s most recent audited financial statements.

❑	Institutional investor (check one).

❑	A bank, as defined in Section 3(a)(2) of the Securities Act (whether acting for its own account or in a fiduciary capacity);

❑	a savings and loan association or similar institution, as defined in Section 3(a)(5)(A) of the Securities Act (whether acting for its own account or in a fiduciary capacity);

❑	a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

❑	an insurance company, as defined in Section 2(13) of the Securities Act;

❑	an investment company registered under the Investment Company Act;

❑	a “business development company,” as defined in Section 2(a)(48) of the Investment Company Act;

❑	a small business investment company licensed under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; or

❑	a “private business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

❑
Entity owned by accredited investors.  A corporation, partnership or similar entity each of whose equity owners is either a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1 million or an entity each of whose equity owners meets this test.

A T Fund of Funds Subscription Booklet – Page 16

III.	Qualified Clients

Interests will be sold only to Investors who are “Qualified Clients” as defined in Rule 205-3 under the Advisers Act.  Please indicate the basis of Qualified Client status of the Investor by checking the applicable statement or statements.  See the attached Glossary for definitions.

❑
$750,000 under management with Adviser.[1] The Investor is an entity that has at least $750,000 under management of the Adviser, and (i) the Investor is not an investment company (as defined in Section 3 of the Investment Company Act), (ii) the Investor is not relying on the exclusion from such definition as an investment company under the Investment Company Act, set forth in Section 3(c)(1) of the Investment Company Act, and (iii) the Investor is not a business development company as defined in Section 202(a)(22) of the Advisers Act.

❑
$1,500,000 net worth.[1]  The Investor is an entity that has a net worth of more than $1,500,000, and (i) the Investor is not an investment company (as defined in Section 3 of the Investment Company Act), (ii) the Investor is not relying on the exclusion from such definition as an investment company under the Investment Company Act, set forth in Section 3(c)(1) of the Investment Company Act, and (iii) the Investor is not a business development company as defined in Section 202(a)(22) of the Advisers Act.

❑	Qualified Purchaser. The Investor is a Qualified Purchaser as follows:

❑
Family company with $5 million in investments.  The Investor is a company that owns at least $5 million in investments (as defined by the SEC; see Glossary) and is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons, and (i) the Investor is not an investment company (as defined in Section 3 of the Investment Company Act), (ii) the Investor is not relying on the exclusion from such definition as an investment company under the Investment Company Act, set forth in Section 3(c)(1) of the Investment Company Act, and (iii) the Investor is not a business development company as defined in Section 202(a)(22) of the Advisers Act.

❑
Trust with a trustee and settlor with $5 million in investments.  The Investor is a trust that is not covered by the above clause, that was not formed for the specific purpose of acquiring the Interests in the Fund, and the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, has $5 million in investments (as defined by the SEC; see Glossary)

1      If the Investor is an investment company, or is relying on the Section 3(c)(1) exclusion from the investment company definition, or is a business development company, then each of the direct and indirect ultimate equity owners of the Investor must either (i) have a net worth in excess of $1,500,000, or (ii) have at least $750,000 under management of the Adviser, and additional certifications by the Investor will be required to establish such circumstances.  Please contact the Adviser for more information.

A T Fund of Funds Subscription Booklet – Page 17

(and, in the case of each such settlor, had $5 million in investments at the time such settlor made the decision to contribute assets to such trust), or is an investment manager of at least $25 million (as discussed below) in investments (as defined by the SEC), and (i) the Investor is not an investment company (as defined in Section 3 of the Investment Company Act), (ii) the Investor is not relying on the exclusion from such definition as an investment company under the Investment Company Act, set forth in Section 3(c)(1) of the Investment Company Act, and (iii) the Investor is not a business development company as defined in Section 202(a)(22) of the Advisers Act.

❑
Investment manager or other company with $25 million in investments.  The Investor is a company, acting for its own account or the accounts of other Qualified Purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25 million in “investments” (as defined by the SEC; see Glossary), and (i) the Investor is not an investment company (as defined in Section 3 of the Investment Company Act), (ii) the Investor is not relying on the exclusion from such definition as an investment company under the Investment Company Act, set forth in Section 3(c)(1) of the Investment Company Act,[2] and (iii) the Investor is not a business development company as defined in Section 202(a)(22) of the Advisers Act.

❑
Qualified Institutional Buyer.  The Investor is a “Qualified Institutional Buyer” as defined in Rule 144A (“Rule 144A”) acting for its own account (or for the account of another Qualified Institutional Buyer or another Qualified Purchaser) other than a dealer (as defined in paragraph (a)(i)(ii) of Rule 144A) or any employee benefit plan or trust.

IV.	Employee Benefit Plans

❑
The Investor is an “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not the plan is subject to ERISA) or a plan as described in Internal Revenue Code Section 4975(e)(1).  This includes IRAs.

❑	The Investor itself has a class of equity interests that is 25%-owned by one or more such employee benefit plans.

V.	Tax-Exempt or Tax-Deferred Status

Interests will be sold only to Investors who have tax-exempt of tax-deferred status as   defined below.  Please indicate the basis of such status of the Investor by checking the applicable statement or statements below.

❑
The Investor is a pension, profit-sharing, or other employee benefit trust that is exempt from taxation under Section 501(a) of the Internal Revenue Code by reason of qualification under Section 401 of the Internal Revenue Code.

2 Please consult with the Adviser if the Investor is relying on Section 3(c)(1) of the Investment Company Act.

A T Fund of Funds Subscription Booklet – Page 18

❑	The Investor is an employee benefit plan or other program established pursuant to Sections 403(b), 408(k) or 457 of the Internal Revenue Code.

❑	The Investor is a qualified deferred compensation plan established by a corporation, partnership, non-profit entity or state and local government, or government-sponsored program.

❑
The Investor is a foundation, endowment or other exempt organization under Section 501(c) of the Internal Revenue Code (other than an organization exempt under Section 501(c)(1) of the Internal Revenue Code).

❑
The Investor is an individual retirement accounts (“IRA”) (e.g., a regular IRA, a spousal IRA for a non-working spouse, a Roth IRA or a rollover IRA) or a Plan established pursuant to Section 403(b)(7) of the Internal Revenue Code.

❑	The Investor is a state college or university.

VI.	Investment Funds

The Investor is an investment company (as defined in Section 3 of the Investment Company Act) or the Investor is relying on the exclusion from such definition as an investment company under the Investment Company Act, set forth in Section 3(c)(1) or 3(c)(7) of the Investment Company Act.

☐	Yes	☐ No

VII.	Formed or Operated for Purpose

Was the Investor formed, or is the Investor operated, for the purpose of investing in the Fund?

☐	Yes	☐ No

A T Fund of Funds Subscription Booklet – Page 19

A T FUND OF FUNDS TEI
Purchaser Representatives

The Investor, either alone or together with a “purchaser representative” (such as an investment adviser, attorney, accountant or other consultant), must have such knowledge and experience in financial and business matters that the Investor can evaluate the merits and risks of this investment and protect the Investor’s own interests in this investment.  Please check one box below:

❑
No Purchaser Representative.  The Investor, without the assistance of any purchaser representative, has such knowledge and experience in financial and business matters that the Investor can evaluate the merits and risks of this investment, make an informed investment decision and otherwise protect the Investor’s interests in this transaction.  The Investor chooses not to engage any purchaser representative.

SKIP the remainder of this section if you checked the box above.

❑
Purchaser Representative Designated.  The Investor will be relying on the advice of the purchaser representative identified below in evaluating the merits and risks of this investment.  The Investor should furnish the information requested below about the Investor’s purchaser representative.

Name of purchaser representative:

Representative number (if applicable):

Firm:

Mailing address:

Branch number (if applicable):

Telephone number:	Occupation:

Fax number:

Email address:

Purchaser Representative Signature:

Purchaser representatives must be prepared to complete and submit a standard questionnaire if requested by the Adviser.

Eligibility requirements of Purchaser Representatives:  A person may not serve as the Investor’s purchaser representative if the person is being compensated by the Fund (or certain related persons) for advising the Investor in connection with this investment, or if the purchaser representative has certain present or past relationships with the Fund (or certain related persons).  In addition, the purchaser representative must have such knowledge and experience in financial and business matters that he or she, either alone or together with the Investor, is capable of evaluating the merits and risks of the Investor’s prospective investment in the Fund.

A T Fund of Funds Subscription Booklet – Page 20

Glossary

Investments includes
(1)  “securities,”  which means any securities (as defined by Section 2(a)(1) of the Securities Act of 1933), other than securities of an issuer that controls, is controlled by, or is under common control with, the Investor unless the issuer of such securities is any of the following:

(a)  an “investment company” (as defined in the Investment Company Act of 1940), meaning a company that would be an investment company but for the exclusions provided by sections 3(c)(1) through 3(c)(9) of that Act or rules 3a-6 or 3a-7 under that Act, or a commodity pool;
(b)  a company that files reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, or that has a class of securities which are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act of 1933; or
(c)  a company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the Fund’s most recent financial statements (provided that such financial statements present the information as of a date within 16 months preceding the date on which the Investor acquires Shares of the Fund).

(2)  “real estate” which means real estate held for investment purposes.  The term “real estate” does not include any real estate used by an Investor for personal purposes or as a place of business, or in connection with the conduct of the trade or business of the Investor or a Related Person (as that term is defined below).  However, the term “real estate” does include any real estate owned by a Investor who is engaged primarily in the business of investing, trading or developing real estate in connection with such business.  Real estate is not deemed to be used for “personal purposes” if deductions with respect to such real estate are not disallowed by section 280A of the Internal Revenue Code.

(3)  “commodity interests” which means any of the following interests held for investment purposes:  a commodity futures contract, an option on a commodity futures contract, and an option on physical commodities; provided, however, in each case, that the contract or option is traded on or subject to the rules of any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder, or

A T Fund of Funds Subscription Booklet – Page 21

any board of trade or exchange outside the United States as contemplated in Part 30 of the rules under that Act (“market”).  The term “commodity interests” includes any such contract or option owned, or financial contract entered into, by a Investor who is engaged primarily in the business of investing, reinvesting, or trading in commodity interests or financial contracts in connection with such business.

(4)  “physical commodities”  which means any physical commodity with respect to which a commodity interest (as defined above) is traded on a market (as defined above) and which is held for investment purposes.  The term “physical commodities” includes any physical commodity owned, or financial contract entered into, by a Investor who is engaged primarily in the business of investing, reinvesting, or trading in physical commodities or financial contracts in connection with such business.

(5)  “financial contracts” which means any arrangement that:

(a)  takes the form of an individually negotiated contract, agreement, or option to buy, sell, lend, swap, or repurchase, or other similar individually negotiated transaction commonly entered into by participants in the financial markets;

(b)  is in respect of securities, commodities, currencies, interest or other rates, other measures of value, or any other financial or economic interest similar in purposes or function to any of the foregoing; and

(c)  is entered into in response to a request from a counter party for a quotation, or its otherwise entered into and structured to accommodate the objectives of the counter party to such arrangement.

(6)  “Binding Commitments for Capital Contributions,” which means, in the case of a Investor that is a company that would be an investment company but for the exclusion provided by Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, or a commodity pool, any amounts payable to the Investor pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Investor upon the demand of the Investor.

(7)  “cash and cash equivalents,” which means cash and cash equivalents (including foreign currencies) held for investment purposes.  The term “cash and cash equivalents” includes bank deposits, certificates of deposit, bankers acceptances and similar

A T Fund of Funds Subscription Booklet – Page 22

bank instruments held for investment purposes, and the net cash surrender value of an insurance policy.

Related person
of an Investor means a person who is related to the Investor as a sibling, spouse or former spouse, or is a direct lineal descendant or ancestor by birth or adoption of the Investor, or is a spouse of such descendant or ancestor.

Form W-8BEN Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding
is an IRS form that must be completed by a foreign person if that person receives income from U.S. sources that consists of interest; dividends; rents; royalties; premiums; annuities; compensation for, or in the expectation of, services performed; substitute payments in a securities lending transaction; or other fixed or determinable annual or periodical gains, profits, or income.

USA PATRIOT ACT	Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

A T Fund of Funds Subscription Booklet – Page 23

EXHIBIT A

CERTIFICATE OF PARTNERSHIP INVESTOR

CERTIFICATE OF _______________________________ (the “Partnership”)
(Name of Partnership)

The undersigned, constituting all of the partners of the Partnership who must consent to the proposed investment by the Partnership in shares of beneficial interest (“Shares”) of A T Fund of Funds (the “Fund”) hereby certify as follows:

1.           That the Partnership commenced business on _________ and was established pursuant to a Partnership Agreement dated _________ (the “Agreement”).

2.           That a true and correct copy of the Agreement is attached hereto and that, as of the date hereof, the Agreement has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

3.           That, as the partners of the Partnership, we have the authority to determine, and have determined, (i) that the investment in, and the purchase of, Shares of the Fund is of benefit to the Partnership and (ii) to make such investment on behalf of the Partnership.

4.           That ___________ is authorized to execute all necessary documents in connection with our investment in the Fund.

IN WITNESS WHEREOF, we have executed this certificate as the partners of the Partnership this __ day of ________, ____, and declare that it is truthful and correct.

_____________________________________________
(Name of Partnership)
By __________________________________________
Partner
By __________________________________________
Partner
By __________________________________________
Partner

A T Fund of Funds Subscription Booklet – Page 24

EXHIBIT B

CERTIFICATE OF TRUST INVESTOR

CERTIFICATE OF _______________________________ (the “Trust”)
(Name of Trust)

The undersigned, constituting all of the Trustees of the Trust,  hereby certify as follows:

1.           That the Trust was established pursuant to a Trust Agreement dated _________ (the “Agreement”).

2.           That a true and correct copy of the Agreement is attached hereto and that, as of the date hereof, the Agreement has not been amended (except as to any attached amendments) or revoked and is still in full force and effect.

3.           That, as the Trustee(s) of the Trust, we have determined that the investment in, and the purchase of, shares of beneficial interest of A T Fund of Funds (the “Fund”) is of benefit to the Trust and have determined to make such investment on behalf of the Trust.

4.           That ___________ is authorized to execute, on behalf of the Trust, any and all documents in connection with the Trust’s investment in the Fund.

IN WITNESS WHEREOF, we have executed this certificate as the Trustee(s) of the Trust this __ day of ________, ____, and declare that it is truthful and correct.

_____________________________________________
(Name of Trust)
By __________________________________________
Trustee
By __________________________________________
Trustee
By __________________________________________
Trustee

A T Fund of Funds Subscription Booklet – Page 25

EXHIBIT C

CERTIFICATE OF CORPORATE INVESTOR

CERTIFICATE OF _______________________________ (the “Corporation”)
(Name of Corporation)

The undersigned, being the duly elected and acting Secretary or Assistant Secretary of the Corporation, hereby certifies as follows:

1.           That the Corporation commenced business on ___________ and was incorporated under the laws of the State of _________________ on _______________.

2.           That a true and correct copy of the Articles of Incorporation and By-Laws of the Corporation is attached hereto and that, as of the date hereof, the Articles of Incorporation and By-Laws have not been amended (except as to any attached amendments) or revoked and are still in full force and effect.

3.           That the Board of Directors of the Corporation has determined, or appropriate officers under authority of the Board of Directors have determined, that the investment in, and purchase of, shares of beneficial interest of A T Fund of Funds (the “Fund”) is of benefit to the Corporation and has determined to make such investment on behalf of the Corporation.  Attached hereto is a true, correct and complete copy of resolutions of the Board of Directors (or an appropriate committee thereof) of the Corporation duly authorizing this investment, and said resolutions have not been revoked, rescinded or modified and remain in full force and effect.

4.           That the following named individuals are duly elected officers of the Corporation, who hold the offices set opposite their respective names and who are duly authorized to execute any and all documents in connection with the Corporation’s investment in the Fund, and that the signatures written opposite their names and titles are their correct and genuine signatures.

Name	Title	Signature
______________	______________	______________
______________	______________	______________

IN WITNESS WHEREOF, I have executed this certificate and affixed the seal of the Corporation this ____ day of _________, ____, and declared that it is truthful and correct.

[SEAL]	__________________________________
(Name of Corporation)

By________________________________
Name:
Title:

A T Fund of Funds Subscription Booklet – Page 26

EXHIBIT D

CERTIFICATE OF LIMITED LIABILITY COMPANY INVESTOR

CERTIFICATE OF _______________________________ (the “Limited Liability Company”)
(Name of Limited Liability Company)

The undersigned, being a duly elected and acting Manager of the Limited Liability Company, hereby certifies as follows:

1.           That the Limited Liability Company commenced business on ___________ and was organized under the laws of the State of _________________ on _______________.

2.           That a true and correct copy of the Limited Liability Company Agreement is attached hereto and that, as of the date hereof, the Limited Liability Company Agreement has not been amended  (except as to any attached amendments) or revoked and is still in full force and effect.

3.           That the Managers of the Limited Liability Company have determined that the investment in, and purchase of, shares of beneficial interest of A T Fund of Funds (the “Fund”) is of benefit to the Limited Liability Company and has determined to make such investment on behalf of the Limited Liability Company.  Attached hereto is a true, correct and complete copy of resolutions of the Managers (or an appropriate committee thereof) of the Limited Liability Company duly authorizing this investment, and said resolutions have not been revoked, rescinded or modified and remain in full force and effect.

4.           That the following named individuals are duly elected managers of the Limited Liability Company, who hold the offices set opposite their respective names and who are duly authorized to execute any and all documents in connection with the Limited Liability Company’s investment in the Fund, and that the signatures written opposite their names and titles are their correct and genuine signatures.

Name	Title	Signature
______________	______________	______________
______________	______________	______________

IN WITNESS WHEREOF, I have executed this certificate and affixed the seal of the Corporation this ____ day of _________, ____, and declared that it is truthful and correct.

[SEAL]	___________________________
(Name of Limited Liability Company)

A T Fund of Funds Subscription Booklet – Page 27

EXHIBIT E

Additional Subscription Form

To:	A T Fund of Funds TEI
c/o [ ]

Dear Sirs:

The undersigned hereby wishes to make an additional investment in shares of beneficial interest (“Shares”) of A T Fund of Funds TEI (the “Fund”).

The additional subscription for Shares of the Fund to be made (“Additional Subscription”) is:

$_________________.

The undersigned acknowledges and agrees: (i) that the undersigned is making the Additional Subscription on the terms and conditions contained in the Subscription Agreement, dated ______________, 20___ [complete date], previously executed by the undersigned and accepted by the Fund (the “Subscription Agreement”) and in accordance with and subject to the Agreement and Declaration of Trust of the Fund, dated as of April 12, 2007, as amended or supplemented from time to time; (ii) that the representations and warranties of the undersigned contained in the Subscription Agreement are true and correct in all material respects as of the date set forth below except as otherwise described below; and (iii) the information provided by the undersigned in the Confidential Investor Questionnaire furnished by the undersigned with the Subscription Agreement is true and correct in all material respects as of the date set forth below except as otherwise described below:

[note exceptions, if any].

THE UNDERSIGNED AGREES TO NOTIFY THE FUND PROMPTLY IN WRITING
SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION.

Dated:                      ______________, 20____

INDIVIDUALS	ENTITIES
Signature	Print Name of Entity

Print Name	By:	Authorized Signature
Additional Investor Signature	Print Name and Title
Print Name

A T Fund of Funds Subscription Booklet – Page 28